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                                                                   Exhibit 24-3


                               POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Robert E. Sulentic, Derek R. McClain, William P. Leiser and J. Christopher Kirk and each of them, his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, to sign on his behalf, as a director or officer, or both, as the case may be, of Trammell Crow Company, a Delaware corporation (the "Corporation"), the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000, and to sign any or all amendments to such Form 10-K, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them with or without the others, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.


                                        /s/ James R. Erwin
                                        ---------------------------------------
                                        James R. Erwin